                                                                     EXHIBIT 4.5

                                                      Form of Purchase Agreement



                               PURCHASE AGREEMENT


                                    between


                                CHEVY CHASE SPV

                                   Purchaser


                                      and


                            CHEVY CHASE BANK, F.S.B.

                                     Seller



                          Dated as of [______________]

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I. DEFINITIONS......................................................................1

 SECTION 1.1     General....................................................................1
 SECTION 1.2     Specific Terms.............................................................1
 SECTION 1.3     Usage of Terms.............................................................2
 SECTION 1.4     No Recourse................................................................2
 SECTION 1.5     Action by or Consent of Noteholders........................................2
 SECTION 1.6     Material Adverse Effect....................................................2

ARTICLE II. CONVEYANCE OF THE RECEIVABLES...................................................3

 SECTION 2.1     Conveyance of Receivables..................................................3
 SECTION 2.2     Further Encumbrance of Trust Property......................................3

ARTICLE III. The Receivables................................................................4

 SECTION 3.1     Representations and Warranties of Seller...................................4
 SECTION 3.2     Custody of Receivables Files...............................................4
 SECTION 3.3     Representations and Warranties of Purchaser................................4

ARTICLE IV. COVENANTS OF SELLER.............................................................6

 SECTION 4.1     Protection of Title of Purchaser...........................................6
 SECTION 4.2     Other Liens or Interests...................................................9
 SECTION 4.3     Costs and Expenses.........................................................9
 SECTION 4.4     Indemnification............................................................9

ARTICLE V. REPURCHASES.....................................................................11

 SECTION 5.1     Repurchase upon Breach....................................................11
 SECTION 5.2     Reassignment of Purchased Receivables.....................................11
 SECTION 5.3     Waivers...................................................................12

ARTICLE VI. MISCELLANEOUS..................................................................12

 SECTION 6.1     Liability of Seller.......................................................
 SECTION 6.2     Merger or Consolidation of Seller or Purchaser............................
 SECTION 6.3     Limitation on Liability of Seller and Others..............................
 SECTION 6.4     Seller May Own Notes......................................................12
 SECTION 6.5     Amendment.................................................................13
 SECTION 6.6     Notices...................................................................14
 SECTION 6.7     Merger and Integration....................................................14
 SECTION 6.8     Severability of Provisions................................................14
 SECTION 6.9     Governing Law.............................................................14
 SECTION 6.10    Counterparts..............................................................14
 SECTION 6.11    Conveyance of the Receivables to the Issuer...............................15
 SECTION 6.12    Nonpetition Covenant......................................................15

SCHEDULES

Schedule A -- Schedule of Receivables

Schedule B -- Representations and Warranties from CHEVY CHASE BANK, F.S.B. as to the Receivables

                               PURCHASE AGREEMENT
                               ------------------

          THIS PURCHASE AGREEMENT, dated as of [_______________], executed among Chevy Chase SPV, a [________], as purchaser ("Purchaser") and Chevy Chase Bank,
                                              ---------
F.S.B., a federally chartered savings bank, as Seller ("Seller").
                                                        ------

                             W I T N E S S E T H :
                             --------------------

          WHEREAS, Purchaser has agreed to purchase from the Seller, and the Seller, pursuant to this Agreement, is transferring to Purchaser the Receivables.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

          SECTION 1.1 General. The specific terms defined in this Article
                      -------
include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement dated as of [_________________], by and among Chevy Chase SPV (as Seller), Chevy Chase Bank, F.S.B. (in its individual capacity and as Servicer), Chevy Chase Automobile Receivables Trust 200_-_ (as Issuer), and U.S. Bank National Association (as Indenture Trustee).

          SECTION 1.2 Specific Terms. Whenever used in this Agreement, the
                      --------------
following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Agreement" shall mean this Purchase Agreement and all amendments
           ---------
hereof and supplements hereto.

          "Closing Date" means [_________________].
           ------------

          "Indenture Trustee" means U.S. Bank National Association, as trustee
           -----------------
and any successor Trustee appointed and acting pursuant to the Indenture.

          "Issuer" means Chevy Chase Automobile Receivables Trust 200_-_.
           ------

          "Owner Trustee" means Wilmington Trust Company, as Owner Trustee
           -------------
appointed and acting pursuant to the Trust Agreement.

          "Receivables" means the Receivables listed on the Schedules of
           -----------
Receivables
attached hereto.

          "Sale and Servicing Agreement" means the Sale and Servicing Agreement
           ----------------------------
referred to in Section 1.1 hereof.

          "Schedule of Representations" means the Schedule of Representations
           ---------------------------
and Warranties attached hereto as Schedule B.

          "Schedules of Receivables" means the schedule of Receivables sold and
           ------------------------
transferred pursuant to this Agreement which is attached hereto as Schedule A.

          SECTION 1.3 Usage of Terms. With respect to all terms used in this
                      --------------
Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.4 No Recourse. Without limiting the obligations of Seller
                      -----------
hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Seller, or of any predecessor or successor of Seller.

          SECTION 1.5 Action by or Consent of Noteholders. Whenever any
                      -----------------------------------
provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to the Noteholder, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of the Seller or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Owner Trustee or the Indenture Trustee, respectively, knows to be so owned shall be so disregarded.

          SECTION 1.6 Material Adverse Effect. Whenever a determination is to
                      -----------------------
be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Policy.

                                  ARTICLE II.

                         CONVEYANCE OF THE RECEIVABLES

          SECTION 2.1 Conveyance of Receivables.
                      --------------------------

          Subject to the terms and conditions of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to the following property, wherever located and in whatever form, whether tangible or intangible, whether now existing or hereafter acquired:

          (a) the Receivables listed in the Schedule of Receivables, including all monies (including accrued interest) due or received thereon on or after the Cut-Off Date and all property (including the right to receive future Liquidation Proceeds) that secures a Receivable;

          (b) the security interests of the Seller in the Financed Vehicles granted by Obligors pursuant to the Receivables;

          (c) the Note Account, the Reserve Account and the Collection Account and funds deposited therein and all investments of such funds;

          (d) the interest of the Seller in the documents and instruments constructively delivered to the Indenture Trustee pursuant to Section 3.3 of the Sale and Servicing Agreement;

          (e) the interest of the Seller in any Liquidation Proceeds and any proceeds from claims on any physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies covering Financed Vehicles or Obligors; and

          (f)  the proceeds of any and all of the foregoing.

          It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Purchaser and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the insolvency of the Seller. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section to the Purchaser and that this Agreement shall constitute a security agreement under applicable law.

          SECTION 2.2 Further Encumbrance of Trust Property. Immediately upon
                      -------------------------------------
the conveyance to the Purchaser by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

                                 ARTICLE III.

                                The Receivables

          SECTION 3.1 Representations and Warranties of Seller as to the
                      --------------------------------------------------
Receivables. The Seller hereby represents and warrants that each of the
-----------
representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct. The Purchaser is hereby deemed to have relied upon each of the representations and warranties set forth on the Schedule of Representations in acquiring the Receivables. The Issuer is hereby deemed to have relied upon each of the representations and warranties set forth on the Schedule of Representations in acquiring the Receivables and issuing the Notes. The Indenture Trustee is hereby deemed to have relied upon each of the representations and warranties set forth on the Schedule of Representations in authenticating the Notes. The Noteholders are hereby deemed to have relied upon each of the representations and warranties set forth on the Schedule of Representations in purchasing the Notes. Such representations speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables hereunder and the sale, transfer and assignment thereof by Purchaser to the Issuer under the Sale and Servicing Agreement. The representations and warranties contained in items 21 through 28 on Schedule B may not be waived.

          SECTION 3.2 Custody of Receivables Files. To assure uniform quality
                      ----------------------------
in servicing the Receivables and to reduce administrative costs, the Seller acknowledges the revocable appointment of the Servicer by the Indenture Trustee, and the acceptance of such appointment by the Servicer, as the agent of the Indenture Trustee as custodian of the Receivables Files.

          SECTION 3.3 Representations and Warranties of Purchaser. Purchaser
                      -------------------------------------------
makes the following representations and warranties, on which Seller relies in selling, assigning, transferring and conveying the Receivables to Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables hereunder and the sale, transfer and assignment thereof by Purchaser to the Issuer under the Sale and Servicing Agreement.

          (a)  Organization and Good Standing. Purchaser has been duly organized
               ------------------------------
     and is validly existing and in good standing as a [________] under the laws of the State of [________], with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables, and to transfer the Receivables to the Issuer pursuant to the Sale and Servicing Agreement.

          (b)  Due Qualification. Purchaser is duly qualified to do business as
               -----------------
     a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Purchaser's ability to acquire the Receivables, and to transfer the Receivables to the Issuer pursuant to the Sale and Servicing Agreement, or the validity or enforceability of the Receivables or to perform Purchaser's obligations hereunder and all of the documents required pursuant hereto.

          (c)  Power and Authority. Purchaser has the power, authority and legal
               -------------------
     right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Receivables hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by Purchaser by all necessary action.

          (d)  No Consent Required. Purchaser is not required to obtain the
               -------------------
     consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and all of the documents required pursuant hereto, except for such as have been obtained, effected or made.

          (e)  Binding Obligation. This Agreement constitutes a legal, valid and
               ------------------
     binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

          (f)  No Violation. The execution, delivery and performance by
               ------------
     Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and all of the documents required pursuant hereto and the fulfillment of the terms of this Agreement and all of the documents required pursuant hereto do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the [certificate of incorporation] or bylaws of Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement), or violate any law, order, rule or regulation, applicable to Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Purchaser or any of its properties.

          (g)  No Proceedings. There are no proceedings or investigations
               --------------
     pending, or, to the knowledge of Purchaser, threatened against Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the documents required pursuant hereto, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the documents required pursuant hereto, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the documents required pursuant hereto or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables hereunder or the transfer of the Receivables to the Issuer pursuant to the Sale and Servicing Agreement.

          In the event of any breach of a representation and warranty made by Purchaser hereunder, Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes, certificates, pass-through certificates or other similar securities issued by Purchaser, or a trust or similar vehicle formed by Purchaser, have been paid in full. Seller and Purchaser agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Purchaser, Issuer or by the Indenture Trustee on behalf of the Noteholders and Owner Trustee on behalf of the Issuer.

                                  ARTICLE IV.

                              COVENANTS OF SELLER

          SECTION 4.1 Protection of Title of Purchaser.
                      --------------------------------

          (a) At or prior to the Closing Date, Seller shall have filed or caused to be filed UCC-1 financing statements, naming Seller as seller or debtor, naming Purchaser as purchaser or secured party and describing the Receivables and the other property being sold by it to Purchaser as collateral, with the office of the District of Columbia Recorder of Deeds and the State Corporation Commission of the Commonwealth of Virginia. From time to time thereafter, Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Purchaser under this Agreement, of the Issuer under the Sale and Servicing Agreement and of the Indenture Trustee under the Indenture in the Receivables and in the proceeds thereof. Seller shall deliver (or cause to be delivered) to Purchaser, Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Seller fails to perform its obligations under this subsection, Purchaser, Issuer or the Indenture Trustee may do so, at the expense of such Seller. In furtherance of the foregoing, the Seller hereby authorizes the Purchaser, the Issuer or the Indenture Trustee to file a record or records (as defined in the applicable UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as each may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Purchaser pursuant to Section
     2.1 of this Agreement. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as such party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Purchaser herein.

          (b) Seller shall not change its name or identity in any manner that would, could or might make any financing statement or continuation statement filed by Seller (or by

     Purchaser, Issuer or the Indenture Trustee on behalf of Seller) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the applicable UCC or any successor provision, unless they have filed appropriate amendments to all previously filed financing statements and continuation statements. If, as a result of a change of the Seller's "location" (determined as provided in Section 9-307 of the UCC or any successor provision) or jurisdiction of organization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, then the Seller shall file or cause to be filed such amendment or continuation statement or new financing statement within the time period necessary to preserve fully and protect fully the interest of the Purchaser, the Trust and the Indenture Trustee in the Receivables. The Seller shall at all times maintain each office from which it shall service Receivables, its principal place of business and "location" (determined as provided in Section 9-307 of the UCC or any successor provision) within the United States of America.

          (c) Prior to the Closing Date, Seller has maintained accounts and records as to each Receivable accurately and in sufficient detail to permit
     (i) the reader thereof to know at any time as of or prior to the Closing Date, the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the Principal Balance as of the Closing Date. Seller shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to Purchaser, and the conveyance of the Receivables by Purchaser to the Issuer, Seller's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable has been sold to Purchaser and has been conveyed by Purchaser to the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on Seller's computer systems when, and only when, the Receivable shall become a Purchased Receivable or shall have been paid in full.

          (d) If at any time Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any motor vehicle receivables to any prospective purchaser, lender or other transferee, Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to Purchaser, sold by Purchaser to Issuer, and is owned by the Issuer.

          SECTION 4.2 Representations of Seller.
                      -------------------------

          (a) The Seller makes the following representations on which the Purchaser is deemed to have relied in acquiring the Receivables and on which the Issuer is deemed to have relied in acquiring the Receivables and issuing the Notes and on which the Indenture Trustee is deemed to have relied in authenticating the Notes. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (1)  Due Organization And Good Standing. The Seller is duly organized
               ----------------------------------
     and validly existing as a federally chartered stock savings bank in good standing under the laws of the United States of America, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power and authority and legal right to acquire and own the Receivables.

          (2)  Due Qualification. The Seller is duly qualified to do business as
               -----------------
     a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement.

          (3)  Power And Authority. The Seller has the corporate power and
               -------------------
     authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

          (4)  Valid Sale; Binding Obligations. This Agreement evidences a valid
               -------------------------------
     sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and is a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights or other obligees' rights in general or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the FDIC, and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

          (5)  No Violation. The consummation of the transactions contemplated
               ------------
     by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (6)  No Proceedings. There are no proceedings or investigations
               --------------
     pending or, to the Seller's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Notes, or (D) which might adversely affect the federal income tax attributes of the Notes.

          (7)  No Consent Required. The Seller is not required to obtain the
               -------------------
     consent of any other Person or any consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority or agency in connection with the execution, delivery and performance of this Agreement (except as have been obtained), other than as may be required under the Blue Sky laws of any state or the Securities Act.

          (8)  No Insolvency. The execution and delivery of this Agreement and
               -------------
     the consummation of the transactions contemplated hereby were not made in contemplation of the insolvency of the Seller or after the commission of any act of insolvency by the Seller.

          (9) Official Record. This Agreement and all other documents related hereto to which the Seller is a party have been approved by the Seller's board of directors, which approval is reflected in the minutes of such board, and shall continuously from the time of each such document's execution, be maintained as an official record of the Seller.

          SECTION 4.3 Other Liens or Interests. Except for the conveyances
                      ------------------------
hereunder, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Receivables or any interest therein, and Seller shall defend the right, title, and interest of Purchaser and the Issuer in and to the Receivables against all claims of third parties claiming through or under Seller.

          SECTION 4.4 Costs and Expenses. Seller shall pay all reasonable costs
                      ------------------
and disbursements in connection with the performance of its obligations hereunder and under any documents required for the transactions contemplated hereby.

          SECTION 4.5 Indemnification.
                      ---------------

          (a) Seller shall defend, indemnify and hold harmless Purchaser, the Issuer, the Indenture Trustee, the Owner Trustee, and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of Seller's representations and warranties contained herein.

          (b) Seller shall defend, indemnify and hold harmless Purchaser, the Issuer, the Indenture Trustee, the Owner Trustee and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by Seller or any affiliate thereof of a Financed Vehicle; provided that the Seller shall have no obligation to indemnify any Person against any credit losses on any Receivable serviced by the Seller in accordance with the requirements of the Sale and Servicing Agreement.

          (c) Seller shall defend, indemnify and hold harmless Purchaser, the Issuer, the Indenture Trustee, the Owner Trustee and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Receivables other than in accordance with this Agreement or the Sale and Servicing Agreement.

          (d) Seller agrees to pay, and shall defend, indemnify and hold harmless Purchaser, the Issuer, the Indenture Trustee, the Owner Trustee and the Noteholders from and against any taxes that may at any time be asserted against Purchaser, the Issuer, the Indenture Trustee, the Owner Trustee and the Noteholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Receivables to Purchaser and by Purchaser to the Issuer or the issuance and original sale of the Notes, or asserted with respect to ownership of the Receivables which shall be indemnified by Seller pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or transfer taxes arising in connection with the transfer of the Notes) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Seller under this Agreement or imposed against such Persons.

          (e) Seller shall defend, indemnify, and hold harmless Purchaser, the Issuer, the Indenture Trustee, the Owner Trustee and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon Purchaser, the Issuer, the Indenture Trustee, the Owner Trustee or the Noteholders through the negligence, willful misfeasance, or bad faith of Seller in the performance of its duties under this Agreement or by reason of reckless disregard of Seller's obligations and duties under this Agreement.

          (f) Seller shall defend, indemnify, and hold harmless Purchaser from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of Seller's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of Purchaser.

          Indemnification under this Section 4.5 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive payment of the Notes. The indemnity obligations hereunder shall be in addition to any obligation that Seller may otherwise have.

                                  ARTICLE V.

                                  REPURCHASES

          SECTION 5.1 Repurchase upon Breach. The Seller, the Purchaser, the
                      ----------------------
Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties to this

Agreement promptly, by notice in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1; provided, that the Indenture Trustee shall have no duty to inquire concerning, or to investigate, the breach of any of such representations and warranties. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which the Seller becomes aware of, or receives written notice of, such breach, the Seller shall repurchase as of such day (or, at the Seller's option, as of the last day of the month in which such breach was discovered) any Receivable materially and adversely affected by such breach and any Receivable in which the interest of the Noteholders is materially and adversely affected by such breach (unless such Receivable is otherwise being purchased pursuant to Section 11.1 of the Sale and Servicing Agreement). In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.3 of the Sale and Servicing Agreement. The sole remedy of the Purchaser, the Trust, the Owner Trustee, Indenture Trustee or the Noteholders with respect to a breach of the Seller's representations and warranties contained in Section 3.1 shall be to require the Seller to repurchase Receivables pursuant to this Section 5.1.

          In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by Seller, Seller shall indemnify the Issuer, the Indenture Trustee, the Owner Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach and subsequent repurchase.

          SECTION 5.2 Reassignment of Purchased Receivables. Upon deposit in
                      -------------------------------------
the Collection Account of the Purchase Amount of any Receivable repurchased by Seller under Section 5.1 hereof, Purchaser and the Issuer shall take such steps as may be reasonably requested by Seller in order to assign to Seller all of Purchaser's and the Issuer's right, title and interest in and to such Receivable conveyed to Purchaser and the Issuer directly relating thereto, without recourse, representation or warranty, except as to the absence of Liens created by or arising as a result of actions of Purchaser or the Issuer. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Receivable, in any enforcement suit or legal proceeding, it is held that Seller may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, Purchaser and the Issuer shall, at the expense of Seller, take such steps as Seller deems reasonably necessary to enforce the Receivable, including bringing suit in Purchaser's or in the Issuer's name.

          SECTION 5.3 Waivers. No failure or delay on the part of Purchaser, or
                      -------
the Issuer as assignee of Purchaser, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                  ARTICLE VI.
                                 MISCELLANEOUS

          SECTION 6.1 Liability of the Seller. The Seller shall be liable in
                      -----------------------
accordance herewith only to the extent of the obligations specifically undertaken and the representations made by the Seller under this Agreement.

          SECTION 6.2 Merger or Consolidation of, or Assumption of the
                      ------------------------------------------------
Obligations of, Seller. Any Person (a) into which the Seller may be merged or
----------------------
consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party, or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, further, that (x) the Seller shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 6.2, and (y) all conditions precedent, if any, provided for in this Agreement relating to such merger, consolidation or succession have been complied with. Notwithstanding the above, no such transaction shall result in the Seller becoming subject to the provisions of the United States Bankruptcy Code or similar laws of any State. The Seller or its successor hereunder shall provide the Indenture Trustee, the Servicer and the Rating Agencies with prompt notice of any such transaction.

          SECTION 6.3 Limitation on Liability of Seller and Others. No recourse
                      --------------------------------------------
under or upon any obligation or covenant of this Agreement, or of any Note or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director as such, of the Seller or of any successor corporation, either directly or through the Seller, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. This Agreement and the obligations created hereunder are solely corporate obligations, and no personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Seller, or any of them, because of the issuance of the Notes, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom. Any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Notes, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Notes. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          SECTION 6.4 Seller May Own Notes. Subject to the provisions of the
                      --------------------
Sale and Servicing Agreement, Seller and any Affiliate of Seller may in their individual or any other capacity become the owner or pledgee of Notes with the same rights as they would have if they were not Seller or an Affiliate thereof.

          SECTION 6.5 Amendment.
                      ---------

          (a) This Agreement may be amended by Seller and Purchaser without the consent of the Indenture Trustee, the Owner Trustee or any of the Noteholders (i) to cure any ambiguity or (ii) to correct any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer, the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

          (b) This Agreement may also be amended from time to time by Seller and Purchaser, with the consent of the Indenture Trustee and, if required, the Noteholders, in accordance with the Sale and Servicing Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, the Seller
                                           --------  -------
     provides the Indenture Trustee with an Opinion of Counsel, (which may be provided by the Seller's internal counsel) that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note.

          (c) Prior to the execution of any such amendment or consent, Seller shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

          (d) It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates. The consent of a Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note.

          SECTION 6.6 Notices. All demands, notices and communications to
                      -------
Seller or Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of Seller, to 7501 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: [Chief Financial Officer], or (b) in the case of Purchaser, to Chevy Chase SPV, [_________________], Attention:
[Chief Financial Officer], or such other address as shall be designated by a party in a written notice delivered to the other party or to the Issuer, Owner Trustee or the Indenture Trustee, as applicable.

          SECTION 6.7 Merger and Integration. Except as specifically stated
                      ----------------------
otherwise herein, this Agreement and any documents required for the transactions contemplated hereby set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and any documents required for the transactions contemplated hereby. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 6.8 Severability of Provisions. If any one or more of the
                      --------------------------
covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 6.9 Governing Law. This Agreement shall be construed in
                      -------------
accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          SECTION 6.10 Counterparts. For the purpose of facilitating the
                       ------------
execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.11 Conveyance of the Receivables to the Issuer. Seller
                       -------------------------------------------
acknowledges that Purchaser intends, pursuant to the Sale and Servicing Agreement, to convey the Receivables, together with its rights under this Agreement, to the Issuer on the date hereof. Seller acknowledges and consents to such conveyance and pledge and waives any further notice thereof and covenants and agrees that the representations and warranties of Seller contained in this Agreement and the rights of Purchaser hereunder are intended to benefit the Issuer, the Owner Trustee, the Indenture Trustee, and Noteholders. In furtherance of the foregoing, Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Issuer, the Owner Trustee, the Indenture Trustee, and Noteholders and that, notwithstanding anything to the contrary in this Agreement, Seller shall be directly liable to the Issuer, the Owner Trustee, the Indenture Trustee, and Noteholders (notwithstanding any failure by the Servicer or the Purchaser to perform its respective duties and obligations hereunder or under any documents required for the transactions contemplated hereby) and that the Indenture Trustee may enforce the duties and obligations of Seller under this Agreement against Seller for the benefit of the Issuer, the Owner Trustee, the Indenture Trustee, and Noteholders.

          SECTION 6.12 Nonpetition Covenant. Neither Purchaser nor Seller shall
                       --------------------
petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or the Issuer or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Purchaser or the Issuer.

          IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                              CHEVY CHASE SPV, as Purchaser

                              By
                                ----------------------------------------
                                Name:
                                Title:

                              CHEVY CHASE BANK, F.S.B.,
                                as Seller

                              By
                                ----------------------------------------
                                Name:
                                Title:



Accepted:

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By
  ------------------------------
  Name:
  Title:



                              [Purchase Agreement]

                                   SCHEDULE A

             SCHEDULE OF RECEIVABLES FROM CHEVY CHASE BANK, F.S.B.,

                                   SCHEDULE B

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------

                    CHEVY CHASE BANK, F.S.B. ("CHEVY CHASE")
                    ----------------------------------------

     1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (a) shall have been originated or purchased by the Seller, (b) shall have been fully and properly executed by the parties thereto, (c) is a fully-amortizing simple interest installment contract or installment loan which provides for level monthly payments over its original term, provided that some Receivables may include a payment in the last month in the life of the Receivable which due to delinquencies or partial prepayments may be different from the level monthly payment, (d) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest shall be assignable and shall have been validly assigned by the Seller to the Trust, and by the Trust to the Indenture Trustee, (e) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security and (f) is payable in United States dollars. No Receivable is a Balloon Receivable.

     2. SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cut-Off Date. The Seller shall have caused its electronic ledger relating to each related Receivable to be clearly and unambiguously marked to show that such Receivable has been sold to the Trust for the benefit of the Noteholders pursuant to this Agreement.

     3. COMPLIANCE WITH LAW. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws.

     4. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid, and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms. All parties to such Receivable have full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest granted thereby and the terms of such Receivable have not been waived or modified in any respect (other than modifications or extensions of payments granted in the ordinary course of the Servicer's collection procedures and the term of which does not extend beyond the last day of the Collection Period immediately preceding the latest Final Scheduled Payment Date).

     5. NO GOVERNMENT OBLIGOR. None of the Receivables shall be due from the United States of America or any State or local government or from any agency, department, or instrumentality of the United States of America or any State or local government. NO BANKRUPT OBLIGOR. None of the Receivables shall be due from an Obligor who has commenced a voluntary case under the United States Bankruptcy Code or consented to the entry of or failed to have stayed within 60 days of entry an order for relief against it in an involuntary case under the United States Bankruptcy Code.

     6. COMPOSITION OF RECEIVABLES. Each Receivable is secured by a Financed Vehicle which is a new or used automobile, light duty truck or van.

     7. MATURITY OF RECEIVABLES. Each Receivable shall have an original term to stated maturity of at least [__] months and not more than [__] months.

     8. MINIMUM AND MAXIMUM ANNUAL PERCENTAGE RATE. Each Receivable shall have an Annual Percentage Rate no less than [_____]% and no more than [_____]%.

     9. MINIMUM AND MAXIMUM PRINCIPAL BALANCE. Each Receivable shall have a Principal Balance as of the Cut-Off Date no less than $[_____] and no more than $[_____].

     10. STATES OF OBLIGOR RESIDENCE. Except with respect to Receivables with an aggregate Principal Balance as of the Cut-Off Date representing [_____]% of the Original Pool Balance, the Obligor under each Receivable has a billing address in Texas, Georgia, Virginia, Maryland or North Carolina.

     11. LOCATION OF RECEIVABLE FILES. The Receivable Files shall be kept by the Servicer as custodian for the Indenture Trustee at 7926 Jones Branch Drive, McLean, Virginia 22102, or at such other location or locations as may be designated from time to time by notice to the Indenture Trustee.

     12. ADVANCE PAYMENTS. As of the day prior to the Cut-Off Date, no Receivable has been paid more than 180 days in advance.

     13. NO ADVERSE SELECTION. The Receivables were selected from retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio that had met the applicable conditions specified in this Schedule B utilizing no selection procedures adverse to the Noteholders relative to similar retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio.

     14. NO DEFAULT. Except for payment defaults continuing for a period of not more than 59 days, as of the Cut-Off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; and the Seller shall not have waived any of the foregoing.

     15. INSURANCE. The Servicer, in accordance with its customary procedures, shall have (i) required that the Obligor obtain physical damage and theft insurance covering the Financed Vehicle as of the date of related contract and
(ii) obtained vendor's single interest insurance covering the Financed Vehicle.

     16. RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

     17. NO DEFENSES. No facts exist which would give rise to any right of rescission, setoff, counterclaim or defense nor shall have any right of rescission, setoff, counterclaim, or defense been asserted or threatened with respect to any Receivable.

     18. NO LIENS. No liens or claims shall have been filed, including liens for work, labor, materials or taxes relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Obligor pursuant to the Receivable.

     19. NO ASSIGNMENT. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under the Receivable that is senior to or equal with that of the Trust.

     20. LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or transfers of the Notes would be unlawful, void, or voidable.

     21. CONTINUING SECURITY INTEREST. This Agreement creates a valid and continuing security interest (as defined in Uniform Commercial Code as in effect in the Commonwealth of Virginia) in the Receivables in favor of the Trust, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Seller and the Trust.

     22. SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof to the Purchaser, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party and all necessary and appropriate actions with respect to such Receivable shall have been taken to perfect a first priority security interest in the Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned to the Purchaser, by the Purchaser to the Trust and by the Trust to the Indenture Trustee.

     23. NO OTHER FILINGS. The Seller has not authorized the filing of and is not aware of any financing statements against the Purchaser, the Indenture Trustee or the Trust that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder, to the Trust under the Sale and Servicing Agreement or to the Indenture Trustee under the Indenture or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

     24. TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitutes a sale of the Receivables and other property of the Trust from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables and other Trust property not be part of the receivership or conservatorship estate in the event of the appointment of a receiver or conservator for the Seller. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others, except for the rights of the Noteholders; and the transfer has been perfected under the Uniform Commercial Code of the Commonwealth of Virginia or the District of Columbia.

     25. ALL FILINGS MADE. All filings (including, without limitation, Uniform Commercial Code filings) necessary in any jurisdiction to give the Purchaser, the Trust and the Indenture Trustee a first priority perfected security interest in the Receivables shall have been made.

     26. ONE ORIGINAL. There shall be only one original executed copy of each Receivable, and immediately prior to the constructive delivery thereof to the Indenture Trustee pursuant to Section 3.3 of the Sale and Servicing Agreement, such copy shall have been in the custody and possession of the Seller.

     27. CHATTEL PAPER; HOME OFFICE. The Receivables constitute "tangible chattel paper" within the meaning of the Uniform Commercial Code as in effect in the Commonwealth of Virginia. The home office of the Seller is located in the Commonwealth of Virginia as designated in the Seller's federal charter.

     28. RECEIVABLES, FINANCING STATEMENTS. The Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Trust or the Indenture Trustee. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Receivables contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Purchaser."